Exhibit 5.1

Suite 3400 Houston, TX 77002-2730 United States of America
Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America

T: +1 212 506 2500 F: +1 212 262 1910

www.mayerbrown.com
April 20, 2026

Battalion Oil Corporation 820 Gessner Road Suite 1100 Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to Battalion Oil Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, in connection with (a) the proposed offer and sale from time to time by securityholders of the Company (the “Selling Securityholders”) of (i) up to 5,935,377 aggregate shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) 31,063,757 aggregate shares of Common Stock issuable upon conversion of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), Series A-1 Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred Stock”), Series A-2 Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”), Series A-3 Preferred Stock, par value $0.0001 per share (“Series A-3 Preferred Stock”) and Series A-4 Preferred Stock, par value $0.0001 per share (“Series A-4 Preferred Stock” and, together with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, the “Redeemable Convertible Preferred Stock” and, together with the Common Stock, the “Selling Securityholders’ Shares”) and (b) the proposed offer and sale from time to time by the Company of up to $375 million aggregate amount of any or all of the following securities:

(i) shares of Common Stock of the Company (the “Shelf Common Stock”);

(ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series;

(iii) depositary receipts representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”);

(iv) warrants for the purchase of shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named therein;

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
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April 20, 2026
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(v) purchase contracts obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Depositary Shares at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract”) proposed to be entered into between the Company and one or more purchase contract agents to be named therein;

(vi) units comprised of one or more of shares of Common Stock, shares of Preferred Stock, Depositary Shares or Purchase Contracts in any combination of such securities (the “Units”). The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named therein; and

(vii) such indeterminate amount and number of each class of the foregoing securities as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable, of any of the above securities that provide for such conversion, redemption, exchange, exercise or settlement, including such shares of Common Stock or shares of Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

As used herein, “Transaction Documents” means the Depositary Agreements, the Warrant Agreements, the Purchase Contracts, the Unit Agreements and any applicable underwriting or purchase agreement.

The board of directors of the Company (the “Board”) has taken and will take from time to time corporate action relating to the offer, sale and issuance of any Selling Securityholders’ Shares and Securities (the “Corporate Proceedings”). Certain terms of any class or series of Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company. We also examined the Registration Statement, the resolutions of the Board relating to the preparation and filing of the Registration Statement for the potential offering of the Selling Securityholders’ Shares and the Securities from time to time, the Company’s Ninth Amended and Restated Certificate of Incorporation, dated June 12, 2025 (the “Certificate of Incorporation”) and the relevant agreements pursuant to which the Selling Securityholders purchased the Common Shares and Redeemable Convertible Preferred Stock.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be declared effective by the Commission and remain effective under the

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Securities Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Selling Securityholders’ Shares and Securities will be issued and sold in compliance with applicable federal and state laws and in the manner described in the Registration Statement and the related prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive Transaction Document and any other necessary agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) any Selling Securityholders’ Shares or Securities offered and sold will be sold and delivered at the price and in accordance with the terms of the applicable Transaction Document, if any, and as set forth in the Registration Statement and the related prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Shelf Common Stock or Preferred Stock, including upon any exercise of Warrants, upon conversion of any shares of Preferred Stock or upon settlement of Purchase Contracts or Units, will be at a price not less than the par value of such Shelf Common Stock or Preferred Stock, as the case may be; (vii) the certificates, if required, evidencing any Selling Securityholders’ Shares and Securities offered and sold have been duly executed and delivered; (viii) the Corporate Proceedings with respect to any Selling Securityholders’ Shares and Securities offered and sold and their offering and issuance will have been completed; (ix) New York law will be chosen to govern the applicable Transaction Document for any offer and sale of Securities, and that such choice in each case is a valid and legal provision; (x) the terms of the Selling Securityholders’ Shares and Securities offered and sold will be consistent with the description thereof contained in the Registration Statement and any related prospectus supplement, pricing supplement and/or term sheet; (xi) the terms of the Selling Securityholders’ Shares and Securities offered and sold will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (xii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Selling Securityholders’ Shares and Securities being offered and to execute and deliver the applicable Transaction Document; and (xiii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any shares issuable upon exercise, conversion, exchange, redemption or settlement of any Securities), the Company will have sufficient authorized and unissued shares of Common Stock or Preferred Stock available for issuance under the Company’s organizational documents.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

(1) the shares of the Selling Securityholders’ Common Stock are validly issued, fully paid and non-assessable;

(2) assuming the conversion in accordance with the terms of the Certificate of Incorporation, including any certificate of designation relating to the Redeemable Convertible Preferred Stock, the Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock will be validly issued, fully paid and non-assessable;

(3) with respect to the shares of Shelf Common Stock to be offered and sold by the Company, including any Indeterminate Securities (the “Offered Common Stock”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; and (c) that the shares of

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April 20, 2026
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such Offered Common Stock have been issued, sold and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, such shares of Offered Common Stock will be validly issued, fully paid and non-assessable;

(4) with respect to the shares of Preferred Stock to be offered and sold by the Company including any Indeterminate Securities (the “Offered Preferred Stock”), assuming (a) the due authorization thereof; (b) the appropriate Corporate Proceedings have been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Offered Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company); and (c) the shares of such Offered Preferred Stock have been issued, sold and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, such shares of Offered Preferred Stock will be validly issued, fully paid and non-assessable;

(5) with respect to any Warrants offered by the Company (the “Offered Warrants”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of the shares of Common Stock or Preferred Stock underlying the Offered Warrants; and (e) the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, the Offered Warrants, when duly executed and countersigned in accordance with the applicable Warrant Agreement and delivered in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(6) with respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration

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April 20, 2026
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Statement and any applicable prospectus supplement; (d) the due authorization of the shares of Preferred Stock underlying the Offered Depositary Shares; (e) the applicable Depositary Agreement has been duly authorized and validly executed and delivered by the parties thereto; (f) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement; (g) the shares of Preferred Stock underlying the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (h) the depositary receipts evidencing the Depositary Shares have been duly issued and delivered either (x) in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement or (y) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case, against payment or delivery of the consideration therefor provided for therein, the Offered Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(7) with respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the due authorization of the Common Stock, the Preferred Stock or the Depositary Shares relating to such Offered Purchase Contracts; (d) the consistency of the terms thereof with the description of the Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement; and (e) the applicable Purchase Contract has been duly authorized and validly executed by the parties thereto, the Offered Purchase Contracts, when delivered in accordance with the applicable Transaction Document approved by the Board, against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(8) with respect to any Units offered by the Company (the “Offered Units”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Units contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of the Securities included in such Offered Units; and (e) the applicable Unit Agreement and any other applicable Transaction Document have been duly authorized, validly executed and delivered by the parties thereto, the Offered Units, when certificates evidencing the Offered Units have been duly executed and countersigned in accordance with the provisions of the applicable Unit Agreement and delivered in accordance with the applicable Transaction Document against payment therefor in accordance with such authorization and applicable law and in the manner and for the consideration stated in the applicable Transaction Document, the Registration

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Statement and the applicable prospectus supplement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice law in the State of New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

This opinion letter has been prepared for use in connection with the Registration Statement. The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Mayer Brown LLP

DSB/GAZ/CMN